UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	May 29, 2015
PEER TO PEER NETWORK
(Exact name of registrant as specified in its charter)
Nevada	001-33968	45-4928294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2360 Corporate Circle, Suite 400, Henderson, NV		89074-772
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		(702) 608-7360
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

a.  License Agreement; C2A Note

On May 29, 2015, the registrant Peer to Peer Network (the "Company") entered into a Master Reseller/Vendor License Agreement (the "Agreement") with Code2Action, Inc., a Delaware corporation ("C2A") whereby C2A exclusively (with a few prior license exceptions) licensed the use of its assets, including its proprietary software for internet web-based mobile business card networking services, to the Company.

In exchange for the license, on May 29, 2015 the Company issued to C2A a convertible promissory note in the principal amount of $500,000, which (i) accrues no interest, (ii) matures in 10 years, (iii) is initially convertible into 75% (post-conversion) of the fully diluted outstanding shares of common stock of the Company, and (iv) is later convertible into 90% (post-conversion) of the fully diluted outstanding shares of the Company upon entering into a "strategic expansion agreement" with C2A and acquisition of C2A's assets.  If the Company fails to raise $600,000 in investment capital prior to December 31, 2015, the licnese shall convert to non-exclusive in the Agreement, $250,000 in principal of the note shall be cancelled and the conversion rights shall be adjusted accordingly.

A copy of the Agreement is attached hereto as exhibit 10.1 and a copy of the C2A note is attached as exhibit 10.2.

About Code2Action:

Code2Action Incorporated in Sept 2012 and has developed a complete end to end mobile marketing and advertising solution that includes a text/sms mms platform to service the small to mid size business segments. www.code2action.com

The Company recently launched in April 2015 its patent pending SaaS based mobile business card platform trademarked "C2A MobiCard" that had been in development since March 2014 www.freemobicard.com . The C2A Mobicard enables users to create, share, track business card distribution and analyze lead an referral generation in real time. The platform allows the user to custom create a mobile business card to include photo, logo, all contact details, websites, audio messaging, GPS, social media links and unlimited multimedia such as powerpoint presentations, video product demonstrations, testimonials, resumes, association and membership links. Once created, the MobiCard can be shared via text/sms, email and social media in which the user is alerted each time their card is opened and/or shared to third party referrals. The user can track and save all new lead and referral data on any smartphone device.

The Company offers a free trial to new users along with Professional and Enterprise versions that add various administrative levels of control, analytics, reporting, vendor advertising that includes mobile coupon distribution and lead generation.

b.  Mastiff Debenture

In order to pay certain Company vendor debts as an inducement to assist in closing the transaction underlying the Agreement, on May 29, 2015, the Company sold a convertible debenture to Mastiff Alternative Opportunity Fund LP, a Delaware limited partnership ("Mastiff") in the principal amount of $25,000 at a 12% original issue discount so that the Company realized gross proceeds of $22,000. The debenture accrues no interest unless in default whereby it would accrue interest at a rate of 20% annually, matures on May 26, 2016; and is convertible into shares of Company common stock at a price equal to 50% of the average of the three lowest intraday trading prices during the twenty trading days prior to the date of conversion. The debenture carries certain negative covenants, anti-dilution rights, redemption rights at 130% of value, and buy-in rights, all as discussed therein.

A copy of the Mastiff debenture is attached hereto as exhibit 10.3.

c.  Officer Payments

In connection with the Agreement, the Company agreed to pay its prior officers their unpaid wages in the amounts of $18,300 to Marc Lasky and $13,126 to Michael Lasky over a period of six months.

In addition, the Company has agreed to retain Marc Lasky as a consultant for two months to help transition at a rate of $3,000/month.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01(a) and (b) above for the issuance of the C2A note and the Mastiff debenture.

Additionally, on May 14, 2015, the Company converted unpaid wages of $54,900 for Marc Lasky and $39,375 for Michael Lasky into issuances of 45,750,000 and 32,812,500 shares of Company common stock, respectively, at a price per share of $0.0012.

Exemption From Registration. The C2A note, Mastiff debenture and shares of our common stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, ("Securities Act"), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)  See Item 1.01(c) above for compensation to our prior officers Marc Lasky and Michael Lasky.

(b)  In connection with the Agreement, on June 2, 2015, Mike Lasky and Michael Lasky resigned from all officer and director positions with the Company. In connection with the resignation of Marc Lasky, the consulting agreement between the Company and Pikesville Pictures, Inc. pursuant to which he was retained for officer services, has been terminated as of June 2, 2015.

(c)  Concurrently therewith, Christopher Esposito was appointed as our Chief Executive Officer and director, and Scott Milbury was appointed as our President and director.

The biographies for Messrs. Esposito and Milbury are set forth below:

Christopher Esposito – CEO/Director

Christopher Esposito, Chief Executive Officer with over 25 years experience in the financial services industry, maintaining positions such as Vice President of Investments for various Investment banking firms which include and are not limited to Lehman Brothers and Bear Stearns. From 1989 Esposito has participated in and or placed dozens of equity and debt investments for both public and private offerings including but not limited to initial public offerings (IPO's), Reverse Mergers (RM's), Reverse Takeovers (RTO's)  and Private Investments in Public Entities (PIPE's).

Since 2007 Esposito has been the Managing Director of Lionshare Ventures LLC which has been the lead investor and coordinator of various reverse merger transactions of currently listed/trading entities on the US Over the Counter market.

Scott Milbury – President/Director

Scott Milbury is the Company President with over 8 years of industry specific media relations and direct marketing experience. Scott is a successful entrepreneur with past experience as the Principal owner/ founder of BIO-VITA  2003-2006,  and former  President of TVMCO Inc 2006-2010,  both  successful direct marketing company's offering TV, radio, email, and mail marketing campaigns. Scott has demonstrated the ability to analyze key business drivers and develop strategies to grow the bottom line while building a solid record of success in both start-up and rapid growth companies. Scott's knowledge in marketing, service and product development and ability to develop strategic alliances is a critical factor in our development as a market maker in mobile media advertising.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	License Agreement with Code2Action
10.2	C2A Note
10.3	Mastiff Debenture

PEER TO PEER NETWORK
/s/ Christopher Esposito
Christopher Esposito
Chief Executive Officer

Date:	June 4, 2015